                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported)  March 30, 2000

                              DANIEL GREEN COMPANY
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Massachusetts                    000-00774                    150327010
------------------------------------------------------------------------------
(State or other                  (Commission                (I.R.S. Employer
jurisdiction of incorporation)    File Number)              Identification No.)

450 N. Main Street, Old Town, Maine                 04468
------------------------------------------------------------------------------
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (207) 827-4431

One Main Street, Dolgeville, New York               13329
------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

ITEM 2,          ACQUISITION OR DESPOSITION OF ASSETS

        On March 30, 2000 Daniel Green Company (the "Company") acquired all of the outstanding stock of Penobscot Shoe Company ("Pendoscot") for approximately $17.8 million in cash and the assumption of certain obligations. The details of the event were reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 31, 2000. The historical financial statements of Penobscot and pro forma financial data required by such Report could not be prepared in time for filing therewith. Those financial statements and the pro forma financial data are included in this Amendment No. 1 to the Current Report as allowed by Form 8-K.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired (Penobscot)

                  Independent Auditors' Report
                  Report of Independent Certified Public Accountants
                  Balance Sheets at November 26, 1999 and November 27, 1998 Statements of Income for the Years Ended November 26, 1999
                     and November 27, 1998 and for the three months ended February 25, 2000 and February 26, 1999

                  Statements of Shareholders' Equity for the years ended
                     November 26, 1999 and November 27, 1998

                  Statements of Cash Flows for the Years Ended November 26,
                     1999 and November 27, 1998 and for the three months ended February 25, 2000 and February 26, 1999

                  Notes to Financial Statements

         (b)      Pro Forma Financial Data of Daniel Green Company

                  Pro Forma Statement of Operations for the year ended
                     December 31, 1999

                  Pro Forma Statement of operations for the three months ended
                     March 31, 2000

                  Pro Forma Statement of operations for the three months ended
                     March 31, 1999

                  Notes to Pro Forma Financial Data

SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                                DANIEL GREEN COMPANY
                                                (Registrant)

Dated:  June 12, 2000                           By:  /s/ James R. Reidman
                                                     --------------------
                                                     James R. Riedman, CEO

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Penobscot Shoe Company
Old Town, Maine

We have audited the accompanying balance sheet of Penobscot Shoe Company as of November 26, 1999, and the related statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1999 financial statements present fairly, in all material respects, the financial position of the Company as of November 26, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP


Rochester, New York
January 14, 2000
(February 10, 2000 as to Note 9)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Penobscot Shoe Company
Old Town, Maine

We have audited the accompanying balance sheet of Penobscot Shoe Company as of November 27, 1998, and the related statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting priciples used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Penobscot Shoe Company at November 27, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ BDO Seidman, LLP


Boston, Massachusetts
January 12, 1999

PENOBSCOT SHOE COMPANY

BALANCE SHEETS
NOVEMBER 26, 1999 AND NOVEMBER 27, 1998
(IN THOUSANDS, EXCEPT FOR SHARE DATA)

-----------------------------------------------------------------------------------------------
ASSETS                                                                   1999            1998

CURRENT ASSETS:
  Cash and cash equivalents                                            $    504        $    454
  Investments                                                             3,985           3,757
  Receivables (less allowances of $502 in 1999 and $526 in 1998)          3,380           3,825
  Inventories                                                             7,037           6,568
  Prepaid expenses and other                                                231             168
                                                                       --------        --------
           Total current assets                                          15,137          14,772

PREPAID PENSION COST                                                        528             407

PROPERTY AND EQUIPMENT:
  Land                                                                       66              66
  Land improvements                                                           5               5
  Buildings and improvements                                              1,443           1,443
  Machinery and equipment                                                   392             425
                                                                       --------        --------
                                                                          1,906           1,939
  Less accumulated depreciation                                           1,763           1,725
                                                                       --------        --------
             Net property and equipment                                     143             214
                                                                       --------        --------
TOTAL ASSETS                                                           $ 15,808        $ 15,393
                                                                       ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                     $    871        $  1,088
  Notes payable                                                             550           1,475
  Accruals:
    Salaries, wages and commissions                                         144             313
    Retirement plan                                                         160             168
    Income taxes                                                            481             129
    Other                                                                    97             123
  Dividends payable                                                          --              69
                                                                       --------        --------
           Total current liabilities                                      2,303           3,365

DEFERRED INCOME TAXES                                                       213             168

SHAREHOLDERS' EQUITY:
  Common stock - $1 par; authorized 2,000,000 shares; 1,533,042
    shares issued                                                         1,533           1,533
  Additional paid-in capital                                              1,109           1,109
  Retained earnings                                                      11,003           9,602
  Accumulated other comprehensive income                                    455             455
                                                                       --------        --------
                                                                         14,100          12,699
  Less: treasury stock at cost, 144,752 shares in 1999 and
    154,752 shares in 1998                                                 (808)           (839)
                                                                       --------        --------
           Total shareholders' equity                                    13,292          11,860
                                                                       --------        --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $ 15,808        $ 15,393
                                                                       ========        ========


See notes to financial statements.

PENOBSCOT SHOE COMPANY

STATEMENTS OF INCOME
YEARS ENDED NOVEMBER 26, 1999 AND NOVEMBER 27, 1998 AND THREE MONTHS ENDED FEBRUARY 25, 2000 AND FEBRUARY 26, 1999
(IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                    (unaudited)
-----------------------------------------------------------------------------------------
                                                            Three Months    Three Months
                               Year Ended    Year Ended        Ended          Ended
                              November 26,   November 27,   February 25,    February 26,
                                 1999         1998              2000            1999
NET SALES                     $   21,665     $   19,607     $    5,854       $    5,705
                              ----------     ----------     ----------       ----------
COSTS AND OPERATING
 EXPENSES:
  Cost of sales                   13,464         12,868          3,335            3,715
  Selling and administrative
   expenses                        5,475          4,664          1,434            1,397
                              ----------     ----------     ----------       ----------
    Total costs and operating
     expenses                     18,939         17,532          4,769            5.112
                              ----------     ----------     ----------       ----------
OPERATING INCOME                   2,726          2,075          1,085              593

OTHER INCOME, NET                    428            483            690               68
                              ----------     ----------     ----------       ----------
INCOME BEFORE INCOME TAXES         3,154          2,558          1,775              661

INCOME TAXES                       1,476          1,072            713              265
                              ----------     ----------     ----------       ----------
NET INCOME                    $    1,678     $    1,486     $    1,062       $      396
                              ==========     ==========     ==========       ==========
NET INCOME PER COMMON SHARE:
  Basic                       $     1.21     $     1.08     $     0.77       $     0.29
                              ==========     ==========     ==========       ==========
  Diluted                     $     1.20     $     1.07     $     0.77       $     0.28
                              ==========     ==========     ==========       ==========
WEIGHTED AVERAGE SHARE
 OUTSTANDING:
  Basic                        1,384,829      1,376,643      1,388,291        1,378,291
                              ==========     ==========     ==========       ==========
  Diluted                      1,394,856      1,389,217      1,388,291        1,393,075
                              ==========     ==========     ==========       ==========



See notes to financial statements.

PENOBSCOT SHOE COMPANY

STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED NOVEMBER 26, 1999 AND NOVEMBER 27, 1998
(IN THOUSANDS, EXCEPT FOR SHARE DATA)

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                 ACCUMULATED
                                                    COMMON STOCK              ADDITIONAL                            OTHER
                                             ---------------------------       PAID-IN         RETAINED         COMPREHENSIVE
                                               SHARES          AMOUNT          CAPITAL         EARNINGS            INCOME
Balance, November 28, 1997                   1,533,042       $    1,533       $    1,109       $    8,392        $      449

  Net income                                        --               --               --            1,486                --
  Unrealized gain  on investments                   --               --               --               --                 6

           Total comprehensive income               --               --               --               --                --

Sale of treasury stock                              --               --               --               --                --

Purchase of treasury stock                          --               --               --               --                --

Dividends declared ($.20 per share)                 --               --               --             (276)               --
                                             ---------       ----------       ----------       ----------        ----------

Balance, November 27, 1998                   1,533,042            1,533            1,109            9,602               455

  Net income                                        --               --               --            1,678                --


           Total comprehensive income               --               --               --               --                --

Sale of treasury stock                              --               --               --               --                --

Dividends declared ($.20 per share)                 --               --               --             (277)               --
                                             ---------       ----------       ----------       ----------        ----------

                                             1,533,042       $    1,533       $    1,109       $   11,003        $      455
                                             =========       ==========       ==========       ==========        ==========


--------------------------------------------------------------------------
                                              TREASURY
                                                STOCK             TOTAL
Balance, November 28, 1997                   $     (799)       $   10,684

  Net income                                         --             1,486
  Unrealized gain  on investments                    --                 6
                                                               ----------
           Total comprehensive income                --             1,492

Sale of treasury stock                               31                31

Purchase of treasury stock                          (71)              (71)

Dividends declared ($.20 per share)                  --              (276)
                                             ----------        ----------

Balance, November 27, 1998                         (839)           11,860

  Net income                                         --             1,678
                                                               ----------

           Total comprehensive income                --             1,678

Sale of treasury stock                               31                31

Dividends declared ($.20 per share)                  --              (277)
                                             ----------        ----------

                                             $     (808)       $   13,292
                                             ==========        ==========


See notes to financial statements.

PENOBSCOT SHOE COMPANY

STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 26, 1999 AND NOVEMBER 27, 1998 AND THREE MONTHS ENDED FEBRUARY 25, 2000 AND FEBRUARY 26, 1999
(IN THOUSANDS)

                                                                                                          (UNAUDITED)
                                                                                               ------------------------------------

                                                                       YEAR ENDED   YEAR ENDED   THREE MONTHS       THREE MONTHS
                                                                      NOVEMBER 26,  NOVEMBER 27,     ENDED              ENDED
                                                                         1999          1998     FEBRUARY 25, 2000  FEBRUARY 26, 1999
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                            $ 1,678        $ 1,486        $ 1,062           $   396
                                                                        -------        -------        -------           -------
  Adjustments to reconcile net income to net cash provided
    (used) by operating activities:
      Depreciation and amortization                                         101            107             15                26
      Gain on sale of investments                                          (310)          (381)            --                --
      Gain on sale of property and equipment                                 (8)            --             --                --
      Changes in operating assets and liabilities:
        Receivables                                                         445            (72)        (4,611)              (29)
        Inventories                                                        (469)        (2,285)           325             1,252
        Prepaid expenses and other assets                                  (142)           (68)          (240)               66
        Accounts payable                                                   (217)           491           (224)              262
        Accruals                                                            149            371            716                23
        Deferred income taxes                                               (10)           (70)            --                --
                                                                        -------        -------        -------           -------
            Total adjustments                                              (461)        (1,907)        (4,019)            1,600
                                                                        -------        -------        -------           -------

           Net cash provided (used) by operating activities               1,217           (421)        (2,957)            1,996
                                                                        -------        -------        -------           -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of investments                                       1,041          1,556          2,981                28
  Purchases of investments                                                 (946)        (1,465)            --                --
  Proceeds from sale of property and equipment                                8             --             --                --
  Purchases of property and equipment                                       (30)           (28)            (3)              (10)
                                                                        -------        -------        -------           -------

           Net cash provided by investing activities                         73             63          2,978                18
                                                                        -------        -------        -------           -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Notes payable (payments) proceeds, net                                   (925)           725           (550)           (1,475)
  Dividends paid                                                           (346)          (276)            --               (69)
  Purchase of treasury stock                                                 --            (71)            --                --
  Sale of treasury stock                                                     31             31             --                --
                                                                        -------        -------        -------           -------
           Net cash (used) provided by financing activities              (1,240)           409           (550)           (1,544)
                                                                        -------        -------        -------           -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         50             51           (529)              470

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                454            403            504               454
                                                                        -------        -------        -------           -------

CASH AND CASH EQUIVALENTS, END OF YEAR                                  $   504        $   454        $   (25)              924
                                                                        =======        =======        =======           =======

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
    Payments for income taxes were $1,134, and $1,019 in 1999, and 1998, respectively. Cash paid for interest in 1999 and was $32, and $45, respectively.



See notes to financial statements.

PENOBSCOT SHOE COMPANY

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 26, 1999 AND NOVEMBER 27, 1998



1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES

     BUSINESS OPERATIONS - The Company is engaged in the design, importing and sale of women's casual and tailored footwear, including boots and sandals, for the retail market throughout the United States.

     FISCAL YEAR - The Company's fiscal year ends on the last Friday in November, which results in a 52 or 53 week year. Fiscal years 1999 and 1998 included 52 weeks.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH EQUIVALENTS - The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

     INVESTMENTS - The Company classifies its investments in debt and equity securities as available-for-sale securities, and therefore records them at fair market value. The cost of investments sold is based on the first-in, first-out method in the determination of realized gains and losses. Realized gains and losses are recognized in the results of operations. Unrealized gains and losses, net of income taxes, are recorded as a separate component of shareholders' equity.

     INVENTORIES - Inventories are stated at cost, not in excess of market. Cost is determined on a last-in, first-out ("LIFO") basis.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

                                                                      YEARS

               Land improvements                                          10
               Buildings and improvements                            10 - 33
               Machinery and equipment                                3 - 10


     The Company continually reviews property and equipment to determine that the carrying values have not been impaired by estimating the future discounted cash flows expected to result from the use of the property and equipment. No impairment expense was necessary in 1999 and 1998.

     FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK - The fair values of debt securities and equity investments are based on quoted market prices for those investments. The estimated fair values of the Company's other financial instruments, which include cash, receivables, notes payable, and accounts payable approximate their carrying values. At November 26, 1999 and November 27, 1998, the Company's receivables were primarily due from retailers.

     The Company performs periodic credit evaluations of its customers financial condition and generally does not require collateral. Credit losses relating to customers have consistently been within the Company's expectations.

     ADVERTISING--The Company expenses advertising costs as incurred advertising expense was approximately $705,000 and $553,000 in 1999 and 1998, respectively.

     INCOME TAXES - Income taxes are based on income for financial reporting purposes and reflect a current tax liability for the estimated taxes payable in the current year tax return and changes in deferred taxes. Deferred tax liabilities or assets are recognized for the estimated tax effects of temporary differences between financial reporting and taxable income.

     NET INCOME PER COMMON SHARE - The Company's basic net earnings per common share is computed by dividing net income by the actual weighted average number of common shares outstanding during the period. Diluted earnings per share include the actual weighted average number of common shares outstanding and dilutive stock options.

     COMPREHENSIVE INCOME - Comprehensive income includes all changes in shareholders' equity during the period except those resulting from investments by owners and distribution to owners. The Company's comprehensive income includes net income and an unrealized gain on investments.

     BUSINESS SEGMENTS - The Company operates in only one business segment. Long-lived assets are entirely located in the United States. In 1999 and 1998, the Company derived net sales from a single customer totaling $2,169,000, and $2,691,000, respectively. Included in receivables are amounts due from this customer of approximately $315,000 and $532,000 at November 26, 1999 and November 27, 1998, respectively.

     RECLASSIFICATIONS - Certain reclassifications have been made to the 1998 financial statements to conform to the classifications used in 1999.

     NEW ACCOUNTING PRONOUNCEMENTS - Effective December 1, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS No. 132 revises employers' disclosures about pension and other postretirement benefit plans but does not change the measurement or recognition of those plans. Restatement of disclosures for prior years has been made for comparative purposes.

     In June 1998, the Financial Accounting Standards Boards issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specified as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability or (ii) the earnings effect of the hedged forecasted transition. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for the Company in fiscal year 2001.

     Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to affect its financial statements.

     UNAUDITED FINANCIAL DATA--The interim financial data relating to the three months ended February 25, 2000 and February 24, 1999 is unaudited; however, in the opinion of the Company's management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the three months ended February 25, 2000 and February 24, 1999 are not necessarily indicative of the results to be expected for the full year or any other interim period.

2.   INVESTMENTS

     At November 26, 1999 and November 27, 1998, investments consisted of the following (in thousands):


                                                 FAIR MARKET VALUE               COST
                                                -------------------       -------------------
                                                 1999         1998         1999         1998
      Preferred and common stock                $2,244       $2,083       $1,615       $1,466
      U.S. Government and U.S. Government
        agency obligations                       1,096          908        1,090          830
      Mutual funds                                 429          376          325          354
      Corporate bonds                              216          390          197          345
                                                ------       ------       ------       ------

      Total                                     $3,985       $3,757       $3,227       $2,995
                                                ======       ======       ======       ======



     Gross unrealized gains and losses at November 26, 1999 were $871,000 and $113,000, respectively. Gross unrealized gains and losses at November 27, 1998 were $801,000 and $39,000, respectively.

     The contractual maturities of debt securities are summarized as follows at November 26, 1999 (in thousands):


                                                            FAIR MARKET
                                                               VALUE             COST
      Within 1 year                                           $  100            $  100
      After 1 year through 5 years                               255               252
      After 5 years through 10 years                             589               585
      After 10 years                                             368               350
                                                              ------            ------

      Total debt securities                                   $1,312            $1,287
                                                              ======            ======





3.   INVENTORIES

     Inventories are summarized as follows (in thousands):


                                                     1999                 1998
Acquisition cost:
  Finished shoes                                   $ 6,928              $ 6,618
  Raw materials                                         13                   11
                                                   -------              -------
                                                     6,941                6,629

LIFO reserve                                            96                  (61)
                                                   -------              -------
                                                   $ 7,037              $ 6,568
                                                   =======              =======

4.   RETIREMENT PLAN

     The Company has a retirement plan covering substantially all of its employees. The Company's policy is to fund retirement cost as accrued. Plan assets consist principally of equity securities and corporate and U.S. Government obligations. The plan was fully funded at November 26, 1999 and November 27, 1998.

     The components of net periodic pension credit for 1999 and 1998 consist of the following (in thousands):



                                                                   1999         1998
     The components of the net periodic pension credit are:
       Service cost                                               $  98        $  53
       Interest cost                                                235          236
       Expected return on plan assets                              (373)        (343)
       Amortization of prior service cost                            30            2
       Amortization of transition obligation (asset)                (33)         (33)
       Recognized actuarial loss                                    (78)         (36)
                                                                  -----        -----
         Net periodic benefit credit                              $(121)       $(121)
                                                                  =====        =====



     The following table sets forth the plan's funded status at November 26, 1999 and November 27, 1998 (in thousands):


                                                                1999           1998
     The change in the benefit obligation is:
       Benefit obligation at beginning of year                $ 3,316        $ 3,341
       Service cost                                                98             53
       Interest cost                                              235            236
       Amendments                                                 195             --
       Actuarial loss (gain)                                      (70)           (83)
       Actual benefits and expenses paid                         (428)          (231)
                                                              -------        -------
       Benefit obligation at end of year                      $ 3,346        $ 3,316
                                                              =======        =======

     The change in plan assets is:
       Fair value of assets at beginning of year              $ 6,443        $ 5,856
       Actual return on plan assets                               536            818
       Actual benefits paid                                      (428)          (231)
                                                              -------        -------
       Fair value of assets at end of year                    $ 6,551        $ 6,443
                                                              =======        =======

     The funded status is:
       Fair value of assets at end of year                    $ 6,551        $ 6,443
       Benefit obligation at end of year                        3,346          3,316
                                                              -------        -------
       Funded status                                            3,205          3,127
       Unrecognized actuarial loss gain                        (2,749)        (2,594)
       Unrecognized net transition obligation (asset)             (99)          (132)
       Unrecognized prior service cost                            171              6
                                                              -------        -------
       Net prepaid benefit cost                               $   528        $   407
                                                              =======        =======


     The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation in 1999 and 1998 were 7.5% and 6%, respectively. The expected long-range rate of return on assets was 7.5% for both years.

     SUPPLEMENTAL RETIREMENT BENEFIT - The Company provides retirement benefits to its former chief executive officer in accordance with a supplemental retirement plan approved by the Board of Directors. The present value of the estimated future payments under this benefit program of $160,000 in 1999 and $168,000 in 1998 is reflected in the accompanying balance sheets as accrued retirement plan. Retirement payments under this program amounted to $20,000 in both 1999 and 1998.

     EMPLOYMENT DEATH BENEFIT - The Board of Directors has voted to make payments to spouses and minor children of certain officers in the aggregate amount of approximately $244,000 in the event of officers' deaths while employed. In December 1998, the Company incurred a death benefit liability in the amount of approximately $165,000 due to the death of an officer subsequent to year end.


5.   NOTES PAYABLE

     At November 26, 1999, the Company had a line of credit with a bank of $4,750,000 for the letters of credit and short-term borrowings. Borrowings under this arrangement as of November 26, 1999 and November 27, 1998 totaled $550,000 and $1,475,000, respectively, and are secured by the Company's investment portfolio and bear interest at the bank's prime lending rate minus 1.5%. At November 26, 1999, commitments against letters of credit were approximately $400,000.


6.   OTHER INCOME - NET

     Other income, net, consists of the following (in thousands):


                                                  1999           1998
     Interest income                             $ 126          $ 126
     Dividend income                                29             30
     Gain on sale of investments                   310            381
     Interest expense                              (32)           (45)
     Other expense, net                             (5)            (9)
                                                 -----          -----
                                                 $ 428          $ 483
                                                 =====          =====



7.   INCOME TAXES

     Income taxes is comprised of the following (in thousands):


     Fiscal Year                        CURRENT            DEFERRED            TOTAL
     1999:
       Federal                          $ 1,177            $    (8)           $ 1,169
       State                                309                 (2)               307
                                        -------            --------           -------
                                        $ 1,486            $   (10)           $ 1,476
                                        =======            ========           =======
     1998:
       Federal                          $   880                (54)               826
       State                                262                (16)               246
                                        -------            --------           -------
                                        $ 1,142            $   (70)           $ 1,072
                                        =======            ========           =======

     Deferred tax assets (liabilities) are comprised of the following (in thousands):


                                                                 1999           1998
     Deferred tax asset:
       Receivable reserves                                      $ 202          $ 212
       Inventory reserves                                         203            135
       Deferral related to investments                           (303)          (307)
       Basis difference of accrued liabilities                     72             92
                                                                -----           ----
                                                                $ 174          $ 132
                                                                =====           ====
     Deferred tax liability:
       Depreciation                                             $  --          $  (4)
       Deferral related to prepaid pension costs                 (213)          (164)
                                                                -----           ----
                                                                $(213)         $(168)
                                                                =====           ====


     The deferred tax asset is included in prepaid expenses and other in the accompanying balance sheets. A reconciliation of taxes on income at the United States statutory rate to the effective rate follows:


     Fiscal Year                                           1999       1998
     Taxes on income computed at the United States
       statutory rate                                      34.0 %     34.0 %
     State and local taxes, net of federal benefit          7.4        6.1
     Dividends received deduction                           (.2)       (.3)
     Other - net                                            5.6        2.1
                                                           ----       ----

     Effective tax rate                                    46.8 %     41.9 %
                                                           ====       ====



8.   STOCK OPTION PLAN

     The Company has a non-qualified stock option plan (the "Plan") designed to reward key employees of the Company. Options are available for the purchase of shares of the Company's common stock at an exercise price as determined by the Board of Directors, but at a price not less than the fair market value of the common stock at the time the option is granted. The Plan provides that options for the purchase of up to 75,000 shares of common stock may be granted, of which 33,000 shares remained available for grant at November 26, 1999. Changes in the outstanding options under the Plan are summarized as follows:


                                                       1999           1998
     Outstanding at beginning of year                 26,000         26,000
     Exercised (price of $3.125 per share)           (10,000)            --
                                                     -------         ------
     Outstanding and exercisable at end of
       year (exercise prices range from $3.125
       to $5.00 per share)                            16,000         26,000
                                                     =======         ======
     Weighed average exercise price                  $ 3.486        $ 3.486
                                                     =======         ======



       The Company accounts for its stock based compensation plan using the intrinsic value method. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at grant dates for awards under the plan consistent with the method of Statement of Financial Accounting Standards No. 123, the Company's net income and earnings per share for fiscal 1999 and 1998 would not have been affected as options were neither granted nor vested during these years. All outstanding and exercisable shares at November 26, 1999 were exercised subsequent to year end and the plan was cancelled, (see note 9).

9.   ACQUISITION OF COMMON STOCK AND SUBSEQUENT EVENTS

     On November 23, 1999, PSC Acquisition Corp., a wholly-owned subsidiary of Riedman Corporation, acquired 81.8% of the outstanding common stock of the Company for $11.75 per share. On January 17, 2000, the remaining shares of outstanding common stock were acquired when PSC Acquisition Corp. and the Company merged with the Company being the surviving corporation. As a result of the merger, the Company is a wholly-owned subsidiary of Riedman Corporation and the Company's shares were deregistered under the Securities Exchange Act of 1934, as amended. In addition, all outstanding and exercisable stock options were cancelled in exchange for a sum equal to the difference between $11.75 per share and the exercise price per share of the options and the Company's Stock Option Plan was cancelled.

     On February 10, 2000, Riedman Corporation entered into a definitive stock purchase agreement to sell all of the outstanding shares of the Company to the Daniel Green Company ("Daniel Green"). Daniel Green is engaged primarily in the import and sale of leisure footwear. Sales are made principally to retailers in the United States. Riedman Corporation is a major stockholder of Daniel Green and one of Riedman Corporation's owners is Daniel Green's Chairman and Chief Executive Officer. The pending acquisition is subject to regulatory approval and other matters and is expected to close by the end of March 2000.

                              DANIEL GREEN COMPANY


                            PRO FORMA FINANCIAL DATA
                                   (Unaudited)

                 Pro Forma Consolidated Statements of Operations



The following unaudited pro forma consolidated statements of operations have been derived from the statements of operations of Daniel Green Company ("acquirer" or "the Company") for the year ended December 31, 1999 and the quarters ended March 31, 2000 and 1999, and from the statements of operations of Penobscot Shoe Company ("acquiree") for the year ended November 26, 1999 and for the quarters ended March 31, 2000 and 1999. Such information has been adjusted to give effect to the acquisition transaction as if it had occurred on January 1, 1999. The pro forma consolidated statements of operations are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have resulted if the acquisition transaction had been consummated on January 1, 1999 nor which may result from future operations.

A pro forma balance sheet has not been presented here because the acquisition transaction is reflected in the Company's consolidated balance sheet as of March 31, 2000 contained in the Company's 10-QSB, as filed with the Securities and Exchange Commission in May 2000.

The Pro Forma Consolidated Statements of Operations should be read in conjunction with the notes thereto and the Company's consolidated financial statements and related notes thereto contained in the Company's Form 10-QSB for the quarter ended March 31, 2000, as filed with the Securities and Exchange Commission in May 2000, and Form 10-KSB for the year ended December 31, 1999, as filed with the Securities and Exchange Commission in March 2000.

                              DANIEL GREEN COMPANY
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                                   (Unaudited)
                      (IN THOUSANDS EXCEPT FOR SHARE DATA)


                                            Acquirer          Acquiree           Pro Forma         Pro Forma
                                           Historical        Historical         Adjustments         Balance
                                           ----------        ----------         -----------         -------
Net Sales                                  $14,867           $21,665           $     0              $36,532

Operating Expenses:
  Cost of Goods Sold                        11,972            13,464                 0               25,436
  Selling & Administrative Expenses          4,713             5,475                 8 (1)           10,196
                                          --------------------------------------------------------------------

Total Operating Expenses                    16,685            18,939                 8               35,632
                                          --------------------------------------------------------------------

Operating (Loss) Income                     (1,818)            2,726                (8)                 900

Other Income                                     0               460                 0                  460

Interest Expense                              (193)              (32)             (975)(2)           (1,200)
                                          --------------------------------------------------------------------

(Loss) Earnings Before Income Taxes         (2,011)            3,154              (983)                 160

Income Tax (Benefit) Provision                (483)            1,476              (937)(3)               56
                                          --------------------------------------------------------------------

Net (Loss) Earnings                        ($1,528)         $  1,678              ($46)             $   104
                                          ====================================================================

Net (Loss) Earnings per Share:
  Basic                                    ($ 0.97)         $   1.21                                $  0.07 (4)
                                          =============================                             ===========
  Diluted                                  ($ 0.97)         $   1.20                                $  0.07 (4)
                                          =============================                             ===========

Weighted Average Shares Outstanding:
  Basic                                   1,569,086         1,384,829                                1,569,086
                                          =============================                             ===========
  Diluted                                 1,569,086         1,394,856                                1,569,086
                                          =============================                             ===========

The accompanying notes are an integral part of this unaudited Pro Forma Consolidated Statement of Operations.

                              DANIEL GREEN COMPANY
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2000
                                   (Unaudited)
                      (IN THOUSANDS EXCEPT FOR SHARE DATA)


                                            Acquirer          Acquiree           Pro Forma            Pro Forma
                                           Historical        Historical         Adjustments            Balance
                                           ----------        ----------         -----------            -------
Net Sales                                  $1,156            $6,514             $   0                 $ 7,670
                                          --------------------------------------------------------------------

Operating Expenses:
  Cost of Goods Sold                        1,307             3,745                 0                5,052
  Selling & Administrative Expenses         1,809             1,364                22 (1)            3,195
                                          --------------------------------------------------------------------


Total Operating Expenses                    3,116             5,109                22                8,247
                                          --------------------------------------------------------------------

Operating (Loss) Income                    (1,960)            1,405               (22)                (577)

Other Income                                    0                23                 0                   23

Interest Expense                              (69)               (6)             (345)(2)             (420)
                                          --------------------------------------------------------------------

(Loss) Earnings Before Income Taxes        (2,029)            1,422              (367)                (974)

Income Tax (Benefit) Provision               (487)              573              (323)(3)             (237)
                                          --------------------------------------------------------------------

Net (Loss) Earnings                       ($1,542)            $  849             ($44)               ($737)
                                          ====================================================================

Net (Loss) Earnings per Share:
  Basic                                    ($0.99)            $ 0.61                              ($0.47)(4)
                                          =============================                           ===========
  Diluted                                  ($0.99)            $ 0.61                              ($0.47)(4)
                                          =============================                           ===========

Weighted Average Shares Outstanding:
  Basic                                     1,564,532         1,388,291                              1,564,532
                                          =============================                            ===========
  Diluted                                   1,564,532         1,388,291                              1,564,532
                                          =============================                            ===========


The accompanying notes are an integral part of this unaudited Pro Forma Consolidated Statement of Operations.

                              DANIEL GREEN COMPANY
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1999
                                   (Unaudited)
                      (IN THOUSANDS EXCEPT FOR SHARE DATA)


                                            Acquirer          Acquiree          Pro Forma             Pro Forma
                                           Historical        Historical        Adjustments             Balance
                                           ----------        ----------        -----------             -------
Net Sales                                  $2,887            $6,102            $    0                  $ 8,989
                                          --------------------------------------------------------------------

Operating Expenses:
  Cost of Goods Sold                        2,423             3,478                 0                5,901
  Selling & Administrative Expenses           960             1,740                 5 (1)            2,705
                                          --------------------------------------------------------------------


Total Operating Expenses                    3,383             5,218                 5                8,606
                                          --------------------------------------------------------------------

Operating (Loss) Income                      (496)              884                (5)                 383

Interest Expense                              (21)               (8)             (256)(2)             (285)
                                          --------------------------------------------------------------------

(Loss) Earnings Before Income Taxes          (517)              876              (261)                  98

Income Tax (Benefit) Provision               (124)              351              (204)(3)               23
                                          --------------------------------------------------------------------

Net (Loss) Earnings                         ($393)           $  525              ($57)             $    75
                                          ====================================================================

Net (Loss) Earnings per Share:
  Basic                                    ($0.25)                                                  $ 0.05 (4)
                                          ===========                                               ===========
  Diluted                                  ($0.25)                                                  $ 0.05 (4)
                                          ===========                                               ===========
Weighted Average Shares Outstanding:
  Basic                                     1,571,133                                                1,571,133
                                          ===========                                              ===========
  Diluted                                   1,571,133                                                1,571,133
                                          ===========                                              ===========


The accompanying notes are an integral part of this unaudited Pro Forma Consolidated Statement of Operations.

                              DANIEL GREEN COMPANY


            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



(1) Reflects amortization of goodwill of approximately $900,000 resulting from the acquisition over 15 years and an adjustment for depreciation expense based on the fair values assigned to the acquiree's property and equipment acquired.

(2) Represents additional interest expense on indebtedness required to fund the acquisition and working capital requirements.

(3) Represents an adjustment for income taxes based on the pro forma pretax income (loss) and effective income tax rate for the period.

(4)      Calculated based on pro forma net income (loss).